EXHIBIT 10.5
VISTEON CORPORATION
2004 INCENTIVE PLAN
(Effective as of May 12, 2004
and as amended through October 3, 2008)
Section 1. PURPOSE AND DEFINITIONS
(a) Purpose. This Plan, known as the “Visteon Corporation 2004 Incentive Plan”, is intended to provide an incentive to certain employees and certain non-employees who provide services to Visteon Corporation and its subsidiaries, in order to encourage them to remain in the employ of the Company and its subsidiaries and to increase their interest in the Company’s success. It is intended that this purpose be effected through awards or grants of stock options and various other rights with respect to shares of the Company’s common stock, and through performance cash awards, as provided herein, to such eligible employees.
(b) Definitions. The following terms shall have the following respective meanings unless the context requires otherwise:
(1) The term “Affiliate” or “Affiliates” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.
(2) The term “Beneficial Owner” shall mean beneficial owner as set forth in Rule 13d-3 under the Exchange Act.
(3) The term “Board” shall mean the Board of Directors of Visteon Corporation.
(4) The term “Change in Control” shall mean the occurrence of any one of the following:
(A) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 40% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (C) below;
(B) within any twelve (12) month period, the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the effective date of this Plan, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;
(C) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 40% or more of the combined voting power of the Company’s then outstanding securities;
(D) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of more than 50% of the Company’s assets, other than a sale or disposition by the Company of more than 50% of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; or
(E) any other event that the Board, in its sole discretion, determines to be a Change in Control for purposes of this Plan.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
If a Plan Award is considered deferred compensation subject to the provisions of Code Section 409A, and if a payment under such Plan Award would be accelerated or otherwise triggered upon a “change in control”, then the foregoing definition is modified, to the extent necessary to avoid the imposition of an excise tax under Section 409A, to mean a “change in control event” as such term is defined for purposes of Code Section 409A.
(5) The term “Code” shall mean the Internal Revenue Code of 1986, or any successor thereto, as the same may be amended and in effect from time to time.
(6) The term “Committee” shall mean the committee appointed pursuant to Section 2 to administer the Plan.
(7) The term “Company” shall mean Visteon Corporation.
(8) The term “Covered Executive” shall mean an employee of the Company or any Subsidiary who, at the end of the Company’s tax year, is the principal executive officer of the Company (or the employee who acts in such capacity), or is among the three highest compensated officers of the Company or any Subsidiary (other than the Company’s principal executive officer or principal financial officer) whose compensation is required to be reported in the Summary Compensation Table of the Company’s Proxy Statement, or is employed in such other classification as the Internal Revenue Service determines to be a “covered executive” for purposes of Code Section 162(m).
(9) The term “Employee” shall mean an employee of the Company or any Subsidiary. The term “Employee” shall also be deemed to include any person who is an employee of any joint venture corporation or partnership, or comparable entity, in which the Company or Subsidiary has a substantial equity interest; provided such person was an employee of the Company or Subsidiary immediately prior to becoming employed by such entity, and designated non-employees who provide services to the Company or a Subsidiary. Notwithstanding the foregoing, with respect to the granting of an Option or Stock Appreciation Right, a person who is employed by or a non-employee service provider to a joint venture corporation, partnership or comparable entity in which the Company or a Subsidiary has an ownership interest shall be considered to be an Employee only if such corporation, partnership or entity itself constitutes a Subsidiary.
(10) The term “Exchange Act” shall mean the Securities Exchange Act of 1934, or any successor thereto, as the same may be amended and in effect from time to time.
(11) The term “Fair Market Value” shall mean the average of the highest and lowest sale prices at which a share of Stock shall have been sold regular way on the New York Stock Exchange on the date of grant of any Option or Stock Appreciation Right or other relevant valuation date. In the event that any Option or Stock Appreciation Right shall be granted, or other relevant valuation date shall occur, on a date on which there were no such sales of Stock on the New York Stock Exchange, the Fair Market Value of a share of Stock shall be deemed to be the average of the highest and lowest sale prices on the next preceding day on which there were such sales.
(12) The term “Final Award” shall mean the amount of compensation to be awarded finally to the Participant who holds a Performance Cash Right pursuant to Section 3, the number of shares of Stock to be awarded finally to the Participant who holds a Performance Stock Right pursuant to Section 5, the number of shares of Restricted Stock to be retained by the Participant who holds Restricted Stock pursuant to Section 6, or the number of shares of Stock or the amount of compensation to be awarded finally to a Participant who holds Restricted Stock Units pursuant to Section 6, in each case as determined by the Committee taking into account the extent to which the Performance Goals have been satisfied.
(13) The term “Option” or “Options” shall mean the option to purchase Stock in accordance with Section 7 and such other terms and conditions as may be prescribed by the Committee. An Option may be either an “incentive stock option”, as such term is defined in the Code, or shall otherwise be designated as an option entitled to favorable treatment under the Code (“ISO”) or a “nonqualified stock option” (“NQO”). ISOs and NQOs are individually called an “Option” and collectively called “Options”.

(14) The term “Other Stock-Based Awards” shall mean awards of Stock or other rights made in accordance with Section 8.
(15) The term “Participant” shall mean an Employee who has been designated for participation in the Plan.
(16) The term “Performance Cash Right” shall mean the right to receive, pursuant to Section 3, a cash payment as described in the Participant’s award agreement, taking into account the Target Award and the Performance Formula, upon the attainment of one or more specified Performance Goals, subject to the terms and provisions of the award agreement and the Plan.
(17) The term “Performance Goals” shall mean, with respect to any Performance Cash Right, Performance Stock Right, performance-based Restricted Stock or performance-based Restricted Stock Unit granted to a Participant who is a Covered Executive, a performance measure that is based upon one or more of the following objective business criteria established by the Committee with respect to the Company and/or any Subsidiary, division, business unit or component thereof: asset charge, asset turnover, return on sales, capacity utilization, capital employed in the business, capital spending, cash flow, cost structure improvements, complexity reductions, customer loyalty, diversity, earnings growth, earnings per share, economic value added, environmental health and/or safety, facilities and tooling spending, hours per component, increase in customer base, inventory turnover, market price appreciation, market share, net cash balance, net income, net income margin, net operating cash flow, operating profit margin, order to delivery time, plant capacity, process time, profits before tax, quality, customer satisfaction, return on assets, return on capital, return on equity, return on net operating assets, return on sales, revenue growth, safety, sales margin, sales volume, total stockholder return, production per employee, warranty performance to budget, variable margin and working capital. With respect to any Right granted to a Participant who is not a Covered Executive, performance goals may be based on one or more of the business criteria described above or any other criteria based on individual, business unit, group or Company performance selected by the Committee. The Performance Goals may be expressed in absolute terms or relate to the performance of other companies or to an index.
(18) The term “Performance Formula” shall mean a formula to be applied in relation to the Performance Goals in determining the amount of cash earned under a Performance Cash Right granted pursuant to Section 3, the number of shares of Stock earned under a Performance Stock Right granted pursuant to Section 5, performance-based Restricted Stock granted pursuant to Section 6, or the amount of cash or shares of Stock earned under performance-based Restricted Stock Units granted pursuant to Section 6, in each case expressed as a percentage of the Target Award.
(19) The term “Performance Period” shall mean the period of time for which performance with respect to one or more Performance Goals with respect to any Performance Cash Right, Performance Stock Right, Restricted Stock or Restricted Stock Unit award is to be measured, with such period commencing not earlier than 90 days prior to the date of grant of such Right.
(20) The term “Performance Stock Right” shall mean the right to receive, pursuant to Section 5 and without payment to the Company, up to the number of shares of Stock described in the Participant’s award agreement upon the attainment of one or more specified Performance Goals, subject to the terms and provisions of the award agreement and the Plan.
(21) The term “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company.
(22) The term “Plan” shall mean this Visteon Corporation 2004 Incentive Plan (formerly known as the Visteon Corporation 2000 Incentive Plan) as the same may be amended and in effect from time to time.
(23) The term “Plan Awards” shall mean awards of cash or grants of Performance Stock Rights, Restricted Stock, Restricted Stock Units, Options, Stock Appreciation Rights and various other rights with respect to shares of Stock.
(24) The term “Restricted Stock” means Stock issued to a Participant pursuant to Section 6 that is subject to forfeiture if one or more specified Performance Goals or minimum periods of service are not attained.

(25) The term “Restricted Stock Unit” means an award granted pursuant to Section 6 consisting of a unit credited to a hypothetical account, valued based on the Fair Market Value of Visteon Stock, and is subject to forfeiture if one or more specified Performance Goals or minimum periods of service are not attained.
(26) The term “Right” shall mean a Performance Cash Right, Performance Stock Right, a Restricted Stock award, or a Restricted Stock Unit, as required by the context.
(27) The term “Stock Appreciation Right” shall mean the right to receive, without payment to the Company, an amount of cash or Stock as determined in accordance with Section 7, based on the amount by which the Fair Market Value of a share of Stock on the relevant valuation date exceeds the grant price.
(28) The term “Subsidiary” shall mean (A) any corporation a majority of the voting stock of which is owned directly or indirectly by the Company or (B) any limited liability company a majority of the membership interest of which is owned, directly or indirectly, by the Company. In addition, solely for purposes of determining those individuals to whom an Option (other than an Option that is designated as an incentive stock option for purposes of the Code) or a Stock Appreciation Right may be granted, the term “Subsidiary” includes an entity that would be a Subsidiary if the preceding sentence were applied by substituting “at least twenty percent (20%)” in lieu of “at least fifty percent (50%)” if the Committee determines that there are legitimate business reasons for extending Options or Stock Appreciation Rights to individuals employed by such an entity.
(29) The term “Stock” shall mean shares of the Company’s common stock, par value $1.00 per share.
(30) The term “Target Award” shall mean the amount of compensation to be earned by a Participant under a Performance Cash Right or the number of shares of Stock, subject to adjustment pursuant to Section 13, to be earned by a Participant under a Performance Stock Right, if all of the Performance Goals with respect to such Right are achieved.
Section 2. ADMINISTRATION
(a) Committee. The Plan shall be administered by the Organization & Compensation Committee of the Board consisting of not less than two (2) members of the Board who meet the “outside” director requirements of Section 162(m) of the Code and the “non-employee director” requirements of Rule 16b-3(b)(3) of the Exchange Act, or by any other committee appointed by the Board, provided the members of such committee meet such requirements. The Committee shall administer the Plan and perform such other functions as are assigned to it under the Plan. The Committee is authorized, subject to the provisions of the Plan, from time to time, to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan, and to make such determinations under, and such interpretations of, and to take such steps in connection with, the Plan and the Plan Awards as it may deem necessary or advisable, in each case in its sole discretion. The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not they are similarly situated. Any authority granted to the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any qualified performance based award to cease to qualify for exemption under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with any action taken by the Committee, the Board action shall control.
(b) Delegation of Authority. The Committee may delegate any or all of its powers and duties under the Plan, including, but not limited to, its authority to make awards under the Plan or to grant waivers pursuant to Section 10, to one or more other committees (including a committee consisting of two or more corporate officers) as it shall appoint, pursuant to such conditions or limitations as the Committee may establish; provided, however, that the Committee shall not delegate its authority to (1) act on matters affecting any Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act, or the liability provisions of Section 16(b) of the Exchange Act (any such Participant being called a “Section 16 Person”) or (2) amend or modify the Plan pursuant to the provisions of Section 16(b). To the extent of any such delegation, the term “Committee” when used herein shall mean and include any such delegate.
(c) Eligibility of Committee Members. No person while a member of the Committee or any other committee of the Board administering the Plan shall be eligible to hold or receive a Plan Award.
Section 3. PERFORMANCE CASH RIGHTS
(a) Grant of Performance Cash Rights. The Committee, at any time and from time to time while the Plan is in effect, may grant or authorize the granting of Performance Cash Rights to such officers of the Company and any Subsidiary and other Employees, whether or not members of the Board, as it may select and in such amount as it shall designate, subject to the provisions of this Section 3.

(b) Maximum Awards. The maximum amount granted to a Covered Executive as a Final Award with respect to all Performance Cash Rights granted during a calendar year shall be $10 million.
(c) Terms and Provisions of Performance Cash Rights. Prior to the grant of any Performance Cash Right, the Committee shall determine the terms and provisions of such Right, including, without limitation (1) the Target Award; (2) one or more Performance Goals to be used to measure performance under such Right, and the Performance Formula to be applied against the Performance Goals in determining the amount of compensation earned under such Right as a percentage of the Target Award; (3) the Performance Period, and (4) the effect of the Participant’s termination of employment, death or disability. Within 90 days of commencement of a Performance Period, the Committee may establish a minimum threshold objective for any Performance Goal for such Performance Period which, if not met, would result in no Final Award being made to any Participant with respect to such Performance Goal for such Performance Period. During and after the Performance Period, but prior to the Committee’s final determination of the Participant’s Final Award as provided in subsection (d), the Committee may adjust the Performance Goals, Performance Formula and Target Award and otherwise modify the terms and provisions of a Right granted to a Participant who is not a Covered Executive, subject to the terms and conditions of the Plan. Each Right shall be evidenced by an award agreement or notification in such form as the Committee may determine.
(d) Final Awards. As soon as practicable following the completion of the Performance Period relating to any Performance Cash Right, but not later than 12 months following such completion, the Committee shall determine the extent to which the Performance Goals have been achieved and the amount of compensation to be awarded as a Final Award to the Participant who holds such Right. In making such determination, the Committee shall apply the applicable Performance Formula for the Participant for the Performance Period against the accomplishment of the related Performance Goals. The Committee may, in its sole discretion, reduce the amount of any Final Award that otherwise would be awarded to any Participant for any Performance Period. In addition, the Committee may, in its sole discretion, increase the amount of any Final Award that otherwise would be awarded to any Participant who is not a Covered Executive. Any such determination shall take into account (A) the extent to which the Performance Goals provided in such Right were, in the Committee’s sole opinion, achieved, (B) the individual performance of such Participant during the related Performance Period and (C) such other factors as the Committee may deem relevant, including, without limitation, any change in circumstances or unforeseen events, relating to the Company, the economy or otherwise, since the date of grant of such Right. The Committee shall notify such Participant of such Participant’s Final Award as soon as practicable following such determination.
(e) Following the determination of each Final Award, unless the Participant has elected to defer all or a portion of the Final Award in accordance with the procedures set forth in the Visteon Corporation Deferred Compensation Plan, the Final Award will be payable to the Participant in cash.
Section 4. STOCK AVAILABLE FOR PLAN AWARDS
(a) Stock Subject to Plan. The Stock that may be issued under the Plan may be either authorized and unissued or held in the treasury of the Company. The maximum number of shares of Stock that may be issued with respect to Plan Awards, subject to adjustment in accordance with the provisions of Section 13, shall be 21,800,000. Notwithstanding the foregoing, (1) the aggregate number of shares that may be issued upon exercise of ISOs shall not exceed 10,280,000 shares, subject to adjustment in accordance with the provisions of Section 13; (2) the maximum number of shares subject to Options, with or without any related Stock Appreciation Rights, or Stock Appreciation Rights (not related to Options) that may be granted pursuant to Section 7 to any Covered Executive during any calendar year prior to 2004 shall be 500,000, and for calendar years after 2003 shall be 1,000,000, subject to adjustment in accordance with the provisions of Section 13; and (3) the maximum number of shares of Stock that may be issued pursuant to such Performance Stock Rights and performance-based Restricted Stock Awards when combined with the number of performance-based Restricted Stock Units granted pursuant to Section 6 (whether such Restricted Stock Units are settled in cash or in Stock), to any Covered Executive during any calendar year prior to 2004 shall be 500,000 shares, and for calendar years after 2003 shall be 1 million shares and/or units, subject to adjustment in accordance with the provisions of Section 13.
(b) Computation of Stock Available for Plan Awards. For the purpose of computing the total number of shares of Stock remaining available for Plan Awards at any time while the Plan is in effect, and for the purpose of determining the maximum number of shares of Stock that remain available to be issued with respect to Performance Stock Rights, Restricted Stock Awards, Restricted Stock Units, and Other Stock-Based Awards under clause (3) of subsection (a) there shall be debited against the total number of shares determined to be available pursuant to subsections (a) and (c) of this Section 4, (1) the maximum number of shares of Stock subject to issuance upon exercise of Options or Stock Appreciation Rights granted under this Plan, (2) the maximum number of shares of Stock issued or issuable under Performance Stock Rights, Restricted Stock Awards and Restricted Stock Units granted under this Plan, and (3) the number of shares of Stock related to Other Stock-Based Awards granted under this Plan, as determined by the Committee in each case as of the dates on which such Plan Awards were granted, provided, however, that a Restricted Stock Unit or Other Stock-Based Award that is or may be settled only in cash shall not be counted against any of the share limits under this Section 4, except as required by Section 162(m) of the Code to preserve the status of an award as “performance-based compensation” as set forth under clause (4) of subsection (a) above.

(c) Terminated, Expired or Forfeited Plan Awards. The shares involved in the unexercised, undistributed or unvested portion of any terminated, expired or forfeited Plan Award shall be made available for further Plan Awards. Any shares of Stock made available for Plan Awards pursuant to this subsection (c) shall be in addition to the shares available pursuant to subsection (a) of this Section 4. Notwithstanding the foregoing, in the event any Option or Stock Appreciation Right granted to a Covered Executive is canceled, the number of shares of Stock subject to such canceled Option or Stock Appreciation Right shall continue to count against the individual limit specified in subsection (a), in accordance with the requirements of Code Section 162(m).
Section 5. PERFORMANCE STOCK RIGHTS
(a) Grant of Performance Stock Rights. The Committee, at any time and from time to time while the Plan is in effect, may grant, or authorize the granting of, Performance Stock Rights to such officers of the Company and any Subsidiary, and other Employees, whether or not members of the Board, as it may select and for such numbers of shares as it shall designate, subject to the provisions of this Section 5 and Section 4.
(b) Terms and Provisions of Performance Stock Rights. Prior to the grant of any Performance Stock Right, the Committee shall determine the terms and provisions of each Right, including, without limitation (1) the Target Award; (2) one or more Performance Goals to be used to measure performance under such Right, and the Performance Formula to be applied against the Performance Goals in determining the number of shares of Stock earned under such Right as a percentage of the Target Award; (3) the Performance Period; (4) the period of time, if any, during which the disposition of shares of Stock issuable under such Right shall be restricted as provided in subsection (a) of Section 11, provided, however, that the Committee may establish restrictions applicable to any Right at the time of or at any time prior to the granting of the related Final Award rather than at the time of granting such Right; and (5) the effect of the Participant’s termination of employment, death or disability. Within 90 days of commencement of a Performance Period, the Committee may establish a minimum threshold objective for any Performance Goal for such Performance Period which, if not met, would result in no Final Award being made to any Participant with respect to such Performance Goal for such Performance Period. During and after the Performance Period, but prior to the Committee’s final determination of the Participant’s Final Award as provided in subsection (d), the Committee may adjust the Performance Goals, Performance Formula and Target Award and otherwise modify the terms and provisions of a Right granted to a Participant who is not a Covered Executive, subject to the terms and conditions of the Plan. Each Right shall be evidenced by an award agreement or notification in such form as the Committee may determine.
(c) Dividend Equivalents on Rights. If the Committee shall determine, each Participant to whom a Right is granted shall be entitled to receive payment of the same amount of cash that such Participant would have received as cash dividends if, on each record date during the Performance Period relating to such Right, such Participant had been the holder of record of a number of shares of Stock equal to 100% of the related Target Award (as adjusted pursuant to Section 13). Any such payment may be made at the same time as a dividend is paid or may be deferred until the date that a Final Award is determined, as determined by the Committee in its sole discretion. Such cash payments are hereinafter called “dividend equivalents”. Notwithstanding anything to the contrary herein, if the Committee determines that dividend equivalents should be granted with respect to any “stock right” within the meaning of Code Section 409A, the terms and conditions of the dividend equivalent rights shall be set forth in writing, and to the extent that the dividend equivalents are considered deferred compensation subject to Code Section 409A, the writing shall include terms and conditions, including payment terms, that comply with the provisions of Code Section 409A.
(d) Final Awards.
(1) As soon as practicable following the completion of the Performance Period relating to any Performance Stock Right, but not later than 12 months following such completion, the Committee shall determine the extent to which the Participant achieved the Performance Goals and the number of shares of Stock to be awarded as a Final Award to the Participant who holds such Right. Each Final Award shall represent only full shares of Stock, and any fractional share that would otherwise result from such Final Award calculation shall be disregarded. In making such determination, the Committee shall apply the applicable Performance Formula for the Participant for the Performance Period against the accomplishment of the related Performance Goals. The Committee may, in its sole discretion, reduce the amount of any Final Award that otherwise would be awarded to any Participant for any Performance Period. In addition, the Committee may, in its sole discretion, increase the amount of any Final Award that otherwise would be awarded to any Participant who is not a Covered Executive. Any such determination shall take into account (A) the extent to which the Performance Goals provided in such Right was, in the Committee’s sole opinion, achieved, (B) the individual performance of such Participant during the related Performance Period and (C) such other factors as the Committee may deem relevant, including, without limitation, any change in circumstances or unforeseen events, relating to the Company, the economy or otherwise, since the date of grant of such Right. The Committee shall notify such Participant of such Participant’s Final Award as soon as practicable following such determination.

(2) Following the determination of each Final Award, the Company shall issue or cause to be issued certificates for the number of shares of Stock representing such Final Award, registered in the name of the Participant who received such Final Award. Such Participant shall thereupon become the holder of record of the number of shares of Stock evidenced by such certificates, entitled to dividends, voting rights and other rights of a holder thereof, subject to the terms and provisions of the Plan, including, without limitation, the provisions of this subsection (d) and Sections 10, 11 and 13. The Committee may require that such certificates bear such restrictive legend as the Committee may specify and be held by the Company in escrow or otherwise pursuant to any form of agreement or instrument that the Committee may specify. If the Committee has determined that deferred dividend equivalents shall be payable to a Participant with respect to any Performance Stock Right pursuant to subsection (c) of this Section 5, then concurrently with the issuance of such certificates, the Company shall deliver to such Participant a cash payment or additional shares of Stock in settlement of such dividend equivalents. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit a Participant to defer receipt of a Final Award and to instead receive stock units under the Visteon Corporation Deferred Compensation Plan that represent hypothetical shares of Stock of the Company, or such other deemed investment made available by the Committee for this purpose. Any such election, if permitted by the Committee, must be made at such time and in such form as prescribed by the Committee, and is subject to such other terms and conditions as the Committee, in its sole discretion, may prescribe.
(3) Notwithstanding the provisions of this subsection (d) or any other provision of the Plan, the Committee may specify that a Participant’s Final Award shall not be represented by certificates for shares of Stock but shall be represented by rights approximately equivalent (as determined by the Committee) to the rights that such Participant would have received if certificates for shares of Stock had been issued in the name of such Participant in accordance with subsection (d) (such rights being called “Stock Equivalents”). Subject to the provisions of Section 13 and the other terms and provisions of the Plan, if the Committee shall so determine, each Participant who holds Stock Equivalents shall be entitled to receive the same amount of cash that such Participant would have received as dividends if certificates for shares of Stock had been issued in the name of such Participant pursuant to subsection (d) covering the number of shares equal to the number of shares to which such Stock Equivalents relate. Notwithstanding any other provision of the Plan to the contrary, the Stock Equivalents representing any Final Award may, at the option of the Committee, be converted into an equivalent number of shares of Stock or, upon the expiration of any restriction period imposed on such Stock Equivalents, into cash, under such circumstances and in such manner as the Committee may determine.
Section 6. RESTRICTED STOCK AND RESTRICTED STOCK UNITS
(a) Grant of Restricted Stock. The Committee, at any time and from time to time while the Plan is in effect, may grant, or authorize the granting of, Restricted Stock to such officers of the Company and any Subsidiary, and other Employees, whether or not members of the Board, as it may select. In lieu of, or in addition to, such Restricted Stock, the Committee may grant, or authorize the granting of, awards denominated in the form of Restricted Stock Units to such eligible Employees.
(b) Terms and Provisions of Restricted Stock and Restricted Stock Units. Subject to the provisions of the Plan, the Committee shall have the authority to determine the time or times at which Restricted Stock or Restricted Stock Units shall be granted and the number of shares of Restricted Stock or the number of Restricted Stock Units to be granted (subject to the provisions of Section 4). Prior to the grant of any Restricted Stock or Restricted Stock Units, the Committee shall determine such time-based or performance-based restrictions as the Committee shall deem appropriate, and all other terms and conditions of such Restricted Stock and Restricted Stock Units, including, without limitation (1) the number of shares of Restricted Stock or Restricted Stock Units to be issued; (2) in the case of time-based Restricted Stock or Restricted Stock Units, the minimum period of service required for the Participant to receive a Final Award; (3) in the case of performance-based Restricted Stock or performance-based Restricted Stock Units, one or more Performance Goals to be used to measure performance with respect to such Restricted Stock or Restricted Stock Units; (4) the Performance Period applicable to any such performance-based award; (5) whether Final Awards pursuant to such Restricted Stock Units shall be payable in Stock, cash or otherwise; (6) the period of time, if any, during which the disposition of the Restricted Stock or Final Award pursuant to a Restricted Stock Unit is restricted as provided in subsection (a) of Section 10, provided, however, that the Committee may establish restrictions applicable to Restricted Stock or Restricted Stock Units at the time of or at any time prior to the granting of the related Final Award rather than at the time of granting such Right; and (7) the effect of the Participant’s termination of employment, death or disability. Within 90 days of commencement of a Performance Period, the Committee may establish a minimum threshold objective for any Performance Goal for such Performance Period which, if not met, would result in no Final Award being made to any Participant with respect to such Performance Goal for such Performance Period. During and after the Performance Period, but prior to the Committee’s final determination of the Participant’s Final Award as provided in subsection (d), the Committee may adjust the Performance Goals and otherwise modify the terms and provisions of the Restricted Stock grant or Restricted Stock Unit to a Participant who is not a Covered Executive, subject to the terms and conditions of the Plan. Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an award agreement or notification in such form as the Committee may determine.

(c) Dividend and Dividend Equivalents.
(1) During any period that Restricted Stock has been issued to the Participant and remains outstanding, the Participant shall be entitled to receive all dividends and other distributions paid with respect to the Restricted Stock. If any such dividends or distributions are paid in Stock and such distribution occurs when the restrictions applicable to such shares are still in effect, such shares shall be subject to the same restrictions as the Restricted Stock with respect to which they were paid.
(2) If the committee shall determine, each Participant to whom a Restricted Stock Unit is granted and remains outstanding shall be entitled to receive payment of the same amount of cash that such Participant would have received as cash dividends as if, on each record date during the minimum period of service or the Performance Period related to the Restricted Stock Unit, such Participant had been the holder of record of a number of shares of Stock equal to 100% of the Restricted Stock Units (as adjusted pursuant to Section 13). Any such payment may be made at the same time as a dividend is paid, or may be deferred until the date that a Final Award is determined, as determined by the Committee in its sole discretion. Such cash payments are hereinafter called “dividend equivalents.” Notwithstanding anything to the contrary herein, if the Committee determines that dividend equivalents should be granted with respect to any “stock right” within the meaning of Code Section 409A, the terms and conditions of the dividend equivalent rights shall be set forth in writing, and to the extent that the dividend equivalents are considered deferred compensation subject to Code Section 409A, the writing shall include terms and conditions, including payment terms, that comply with the provisions of Code Section 409A.
(d) Voting Rights. Subject to the restrictions established by the Committee pursuant to the Plan, Participants shall be entitled to vote Restricted Shares granted under this Section 6, unless and until such shares are forfeited pursuant to subsection (e) below. Participants shall have no voting rights with respect to Restricted Stock Units.
(e) Final Awards. As soon as practicable following the completion of the Performance Period relating to any Restricted Stock or Restricted Stock Unit, but not later than 12 months following such completion, the Committee shall determine (1) the extent to which the Participant achieved the minimum period of service, with respect to time-based awards, or the applicable Performance Goals, with respect to performance-based awards, (2) the number of shares of Restricted Stock to be retained as a Final Award by the Participant who holds such Restricted Stock, (3) the number of shares of Restricted Stock to be forfeited by such Participant, (4) the number of shares of Stock or amount of other compensation to be issued as a Final Award to the Participant who holds Restricted Stock Units, and (5) the number of Restricted Stock Units to be forfeited by such Participant. Each Final Award shall represent only full shares of Stock and any fractional share that would otherwise result from such Final Award calculation shall be forfeited. In making such determination, the Committee shall apply the applicable minimum period of service or Performance Goals that the Committee had established. The Committee may, in its sole discretion, increase the amount of any Final Award that otherwise would be awarded to any Participant who is not a Covered Executive by determining that the Participant should be allowed to retain some or all of the Restricted Stock that would otherwise be forfeited, or should receive Stock or other consideration for Restricted Stock Units that would otherwise be forfeited, notwithstanding the fact that the minimum period of service or Performance Goals were not satisfied in full. Any such determination shall take into account (A) the extent to which the Performance Goals that relate to such Restricted Stock or Restricted Stock Units were, in the Committee’s sole opinion, achieved, (B) the individual performance of such Participant during the related period of service or Performance Period and (C) such other factors as the Committee may deem relevant, including, without limitation, any change in circumstances or unforeseen events, relating to the Company, the economy or otherwise, since the date of grant of such Restricted Stock. The Committee shall notify such Participant of such Participant’s Final Award as soon as practicable following such determination.

(f) Election of Deferred Stock Units. The Committee, in its sole discretion, may permit a Participant to defer or otherwise exchange receipt of a Final Award relating to Restricted Stock or Restricted Stock Units and to instead receive stock units under the Visteon Corporation Deferred Compensation Plan that represent hypothetical shares of Stock of the Company, or such other deemed investment made available by the Committee for this purpose. Any such election, if permitted by the Committee, must be made at such time and in such form as prescribed by the Committee. If the Committee so permits and a Participant makes an appropriate election, the Participant’s right to receive a benefit from the Visteon Corporation Deferred Compensation Plan based on such stock units is contingent upon attainment of the applicable minimum period of service or Performance Goals and such other terms and conditions as the Committee, in its sole discretion, may prescribe.
Section 7. OPTIONS AND STOCK APPRECIATION RIGHTS
(a) Grant of Options.
(1) The Committee, at any time and from time to time while the Plan is in effect, may authorize the granting of Options to such officers of the Company and any Subsidiary and other Employees, whether or not members of the Board, as it may select, and for such numbers of shares as it shall designate, subject to the provisions of this Section 7 and Section 4. Each Option granted pursuant to the Plan shall be designated at the time of grant as either an ISO or an NQO.
(2) The date on which an Option shall be granted shall be the date of authorization of such grant or such later date as may be determined by the Committee at the time such grant is authorized. Any individual may hold more than one Option.
(b) Price. In the case of each Option granted under the Plan the option price shall be the Fair Market Value of Stock on the date of grant of such Option; provided, however, that the Committee may in its discretion fix an option price in excess of the Fair Market Value of Stock on such date.
(c) Grant of Stock Appreciation Rights.
(1) The Committee, at any time and from time to time while the Plan is in effect, may authorize the granting of Stock Appreciation Rights to such officers of the Company and any Subsidiary and other Employees, whether or not members of the Board, as it may select, and for such numbers of shares as it shall designate, subject to the provisions of this Section 7 and Section 4. Each Stock Appreciation Right may relate to all or a portion of a specific Option granted under the Plan and may be granted concurrently with the Option to which it relates or at any time prior to the exercise, termination or expiration of such Option (a “Tandem SAR”), or may be granted independently of any Option, as determined by the Committee. If the Stock Appreciation Right is granted independently of an Option, the grant price of such right shall be the Fair Market Value of Stock on the date of grant; provided, however, that the Committee may, in its discretion, fix a grant price in excess of the Fair Market Value of Stock on such grant date.
(2) Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive, without payment to the Company, either (A) that number of shares of Stock determined by dividing (i) the total number of shares of Stock subject to the Stock Appreciation Right being exercised by the Participant, multiplied by the amount by which the Fair Market Value of a share of Stock on the day the right is exercised exceeds the grant price (such amount being hereinafter referred to as the “Spread”), by (ii) the Fair Market Value of a share of Stock on the exercise date; or (B) cash in an amount determined by multiplying (i) the total number of shares of Stock subject to the Stock Appreciation Right being exercised by the Participant, by (ii) the amount of the Spread; or (C) a combination of shares of Stock and cash, in amounts determined as set forth in clauses (A) and (B) above, as determined by the Committee in its sole discretion; provided, however, that, in the case of a Tandem SAR, the total number of shares which may be received upon exercise of a Stock Appreciation Right for Stock shall not exceed the total number of shares subject to the related Option or portion thereof, and the total amount of cash which may be received upon exercise of a Stock Appreciation Right for cash shall not exceed the Fair Market Value on the date of exercise of the total number of shares subject to the related Option or portion thereof.
(d) Terms and Conditions.
(1) Each Option and Stock Appreciation Right granted under the Plan shall be exercisable on such date or dates, during such period, for such number of shares and subject to such further conditions as shall be determined pursuant to the provisions of the award agreement with respect to such Option and Stock Appreciation Right; provided, however, that a Tandem SAR shall not be exercisable prior to or later than the time the related Option could be exercised; and provided, further, that in any event no Option or Stock Appreciation Right granted prior to 2004 shall be exercised beyond ten years from the date of grant, no Option or Stock Appreciation Right granted after 2003 but prior to 2006 shall be exercised beyond five years from the date of grant, and no Option or Stock Appreciation Right granted after 2005 shall be exercised beyond seven years from the date of grant.

(2) The Committee may impose such conditions as it may deem appropriate upon the exercise of an Option or a Stock Appreciation Right, including, without limitation, a condition that the Stock Appreciation Right may be exercised only in accordance with rules and regulations adopted by the Committee from time to time.
(3) With respect to Options issued with Tandem SARs, the right of a Participant to exercise the Tandem SAR shall be cancelled if and to the extent the related Option is exercised, and the right of a Participant to exercise an Option shall be cancelled if and to the extent that shares covered by such Option are used to calculate shares or cash received upon exercise of the Tandem SAR.
(4) If any fractional share of Stock would otherwise be payable to a Participant upon the exercise of an Option or Stock Appreciation Right, the Participant shall be paid a cash amount equal to the same fraction of the Fair Market Value of the Stock on the date of exercise.
(e) Award Agreement. Each Option and Stock Appreciation Right shall be evidenced by an award agreement or notification in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.
(f) Payment for Option Shares.
(1) Payment for shares of Stock purchased upon exercise of an Option granted hereunder shall be made, either in full or, if the Committee shall so determine and at the election of the Participant, in installments, in such manner as is provided in the applicable award agreement.
(2) Subject to applicable law and/or accounting expense implications, the consideration to be paid for shares of Stock purchased upon exercise of an Option granted hereunder shall be determined by the Committee, which, in addition to any other types of consideration the Committee may so determine, may include the acceptance of the following: (i) cash, (ii) the delivery or surrender of shares of Stock (including the withholding of Stock otherwise deliverable upon exercise of the Option), (iii) a “cashless” sale and remittance procedure executed through a broker-dealer, or (iv) any combination of the foregoing methods of payment. Any such shares of Stock so delivered or surrendered shall be valued at their Fair Market Value on the date of such exercise. The Committee shall determine whether and if so the extent to which actual delivery of share certificates to the Company shall be required.
Section 8. STOCK AND OTHER STOCK-BASED AWARDS
(a) Grants of Other Stock-Based Awards. The Committee, at any time and from time to time while the Plan is in effect, may grant Other Stock-Based Awards to such officers of the Company and its Subsidiaries and other Employees, whether or not members of the Board, as it may select. Such Plan Awards pursuant to which Stock is or may in the future be acquired, or Plan Awards valued or determined in whole or part by reference to, or otherwise based on, Stock, may include, but are not limited to, awards of restricted Stock (in addition to or in lieu of Restricted Stock under Section 6) or Plan Awards denominated in the form of “stock units” (in addition to or in lieu of Restricted Stock Units under Section 6), grants of so-called “phantom stock” and options containing terms or provisions differing in whole or in part from Options granted pursuant to Section 7. Other Stock-Based Awards may be granted either alone, in addition to, in tandem with or as an alternative to any other kind of Plan Award, grant or benefit granted under the Plan or under any other employee plan of the Company, including a plan of any acquired entity.
(b) Terms and Conditions. Subject to the provisions of the Plan, the Committee shall have the authority to determine the time or times at which Other Stock-Based Awards shall be made, the number of shares of Stock or stock units and the like to be granted or covered pursuant to such Plan Awards (subject to the provisions of Section 4) and all other terms and conditions of such Plan Awards, including, but not limited to, whether such Plan Awards shall be payable or paid in cash, Stock or otherwise.
(c) Consideration for Other Stock-Based Awards. In the discretion of the Committee, any Other Stock-Based Award may be granted as a Stock bonus for no consideration other than services rendered.

Section 9. CASH AWARDS TO EMPLOYEES OF FOREIGN SUBSIDIARIES OR BRANCHES OR JOINT VENTURES
In order to facilitate the granting of Plan Awards to Participants who are foreign nationals or who are employed outside of the United States of America, the Committee may provide for such special terms and conditions, including without limitation substitutes for Plan Awards, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Such substitutes for Plan Awards may include a requirement that the Participant receive cash, in such amount as the Committee may determine in its sole discretion, in lieu of any Plan Award or share of Stock that would otherwise have been granted to or delivered to such Participant under the Plan. The Committee may approve any supplements to, or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for purposes of this Section 9 without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such documents as having been approved and adopted pursuant to properly delegated authority; provided, however, that no such supplements, amendments, restatements or alternative versions shall include any provision that is inconsistent with the terms of the Plan as then in effect. Participants subject to the laws of a foreign jurisdiction may request copies of, or the right to view, any materials that are required to be provided by the Company pursuant to the laws of such jurisdiction.
Section 10. PAYMENT OF PLAN AWARDS AND CONDITIONS THEREON
(a) Effect of Competitive Activity. Anything contained in the Plan to the contrary notwithstanding, if the employment of any Participant shall terminate, for any reason other than death, while any Plan Award granted to such Participant is outstanding hereunder, and such Participant has not yet received the Stock or cash covered by such Plan Award or otherwise received the full benefit of such Plan Award, such Participant, if otherwise entitled thereto, shall receive such Stock, cash or benefit only if, during the entire period from the date of such Participant’s termination to the date of such receipt, such Participant shall have (1) made himself or herself available, upon request, at reasonable times and upon a reasonable basis, to consult with, supply information to and otherwise cooperate with the Company or any Subsidiary with respect to any matter that shall have been handled by him or her or under his or her supervision while he or she was in the employ of the Company or of any Subsidiary, and (2) refrained from engaging in any activity that is directly or indirectly in competition with any activity of the Company or any Subsidiary.
(b) Nonfulfillment of Competitive Activity Conditions: Waivers Under the Plan. In the event of a Participant’s nonfulfillment of any condition set forth in subsection (a) of this Section 10, such Participant’s rights under any Plan Award shall be forfeited and cancelled forthwith; provided, however, that the nonfulfillment of such condition may at any time (whether before, at the time of or subsequent to termination of employment) be waived in the following manner:
(1) with respect to any such Participant who at any time shall have been a Section 16 Person, such waiver may be granted by the Committee upon its determination that in its sole judgment there shall not have been and will not be any substantial adverse effect upon the Company or any Subsidiary by reason of the nonfulfillment of such condition; and
(2) with respect to any other such Participant, such waiver may be granted by the Committee (or any delegate thereof) upon its determination that in its sole judgment there shall not have been and will not be any such substantial adverse effect.
(c) Effect of Detrimental Conduct. Anything contained in the Plan to the contrary notwithstanding, all rights of a Participant under any Plan Award shall cease on and as of the date on which it has been determined by the Committee that such Participant at any time (whether before or subsequent to termination of such Participant’s employment) acted in a manner detrimental to the best interests of the Company or any Subsidiary.
(d) Tax and Other Withholding. Prior to any distribution of cash, Stock or Other Stock-Based Awards (including payments under Section 5(c)) to any Participant, appropriate arrangements (consistent with the Plan and any rules adopted hereunder) shall be made for the payment of any taxes and other amounts required to be withheld by federal, state or local law.
(e) Substitution. The Committee, in its sole discretion, may substitute a Plan Award (except ISOs) for another Plan Award or Plan Awards of the same or different type; provided, however, that the Committee shall not, without shareholder approval, substitute Options or any other Plan Award for outstanding Options with a higher price than the substitute Option or other Plan Award.
(f) Section 409A Separation from Service. For purposes of any Plan Award that is subject to Code Section 409A and with respect to which the terms and conditions of the Plan Award, as determined by the Committee (or if applicable, elected by the Participant) at the time of grant provide for distribution or settlement of the Plan Award upon the Participant’s termination of employment, the Participant will be deemed to have terminated employment on the date on which the Participant incurs a “separation from service” within the meaning of Code Section 409A.

Section 11. NON-TRANSFERABILITY OF PLAN AWARDS; RESTRICTIONS ON DISPOSITION AND EXERCISE OF PLAN AWARDS
(a) Restrictions on Transfer of Rights or Final Awards. No Performance Cash Right, Performance Stock Right, Restricted Stock Unit or, until the expiration of any restriction period imposed by the Committee, no shares of Stock acquired under the Plan, shall be transferred, pledged, assigned or otherwise disposed of by a Participant, except as permitted by the Plan, without the consent of the Committee, otherwise than by will or the laws of descent and distribution; provided, however, that the Committee may permit, on such terms as it may deem appropriate, use of Stock included in any Final Award as partial or full payment upon exercise of an Option under the Plan or a stock option under any other stock option plan of the Company prior to the expiration of any restriction period relating to such Final Award.
(b) Restrictions on Transfer of Options or Stock Appreciation Rights. Unless the Committee determines otherwise, no Option or Stock Appreciation Right shall be transferable by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of a Participant the Option or Stock Appreciation Right shall be exercisable only by such Participant or such Participant’s guardian or legal representative; provided, however, that no Option or Stock Appreciation Right shall be transferred for consideration.
(c) Restrictions on Transfer of Certain Other Stock-Based Awards. Unless the Committee determines otherwise, no Other Stock-Based Award shall be transferable by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of a Participant any such Other Stock-Based Award shall be exercisable only by such Participant or such Participant’s guardian or legal representative.
(d) Attachment and Levy. No Plan Award shall be subject, in whole or in part, to attachment, execution or levy of any kind, and any purported transfer in violation hereof shall be null and void. Without limiting the generality of the foregoing, no domestic relations order purporting to authorize a transfer of a Plan Award, or to grant to any person other than the Participant the authority to exercise or otherwise act with respect to a Plan Award, shall be recognized as valid.
Section 12. DESIGNATION OF BENEFICIARIES
Anything contained in the Plan to the contrary notwithstanding, a Participant may file with the Company a written designation of a beneficiary or beneficiaries under the Plan, subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries and such other limitations as the Committee from time to time may prescribe. A Participant may from time to time revoke or change any such designation of beneficiary. If a Participant designates his spouse as a Beneficiary, such designation automatically shall become null and void on the date of the Participant’s divorce or legal separation from such spouse. Any designation of a beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the entitlement of any such beneficiary to receive any Right, Final Award, Restricted Stock, Restricted Stock Unit, Option, Stock Appreciation Right, or Other Stock-Based Award, or if applicable law requires the Company to do so, the Committee may recognize only the legal representative of such Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone. In the event of the death of any Participant, the term “Participant” as used in the Plan shall thereafter be deemed to refer to the beneficiary designated pursuant to this Section 12 or, if no such designation is in effect, the executor or administrator of the estate of such Participant, unless the context otherwise requires.
Section 13. MERGER, CONSOLIDATION, STOCK DIVIDENDS, ETC.
(a) Adjustments. In the event of any merger, consolidation, reorganization, stock split, stock dividend or other event affecting Stock, an appropriate adjustment shall be made in the total number of shares available for Plan Awards and in all other provisions of the Plan that include a reference to a number of shares or units, and in the numbers of shares or units covered by, and other terms and provisions (including but not limited to the grant or exercise price of any Plan Award) of outstanding Plan Awards.
(b) Committee Determinations. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to a Plan Award.
Section 14. ACCELERATION OF PAYMENT OR MODIFICATION OF PLAN AWARDS
(a) Acceleration and Modification. The Committee, in the event of the death of a Participant or in any other circumstance, may accelerate distribution of any Plan Award in its entirety or in a reduced amount, in cash or in Stock, or modify any Plan Award, in each case on such basis and in such manner as the Committee may determine in its sole discretion. Notwithstanding the foregoing, unless determined otherwise by the Committee, any such action shall be taken in a manner that will enable a Plan Award that is intended to be exempt from Code Section 409A to continue to be so exempt, or to enable a Plan Award that is intended to comply with Code Section 409A to continue to so comply.

(b) Change in Control. Notwithstanding any other provision of the Plan, unless the Committee determines otherwise at the time of grant, upon the occurrence of a Change in Control, (1) any Plan Awards outstanding as of the date of such Change in Control that relate to Performance Periods that have been completed as of the date of the Change in Control, but that have not yet been paid, shall be paid in accordance with the terms of such Plan Awards, (2) any Plan Awards outstanding as of the date of such Change in Control that relate to Performance Periods that have not been completed as of the date of the Change in Control, and that are not then vested, shall become fully vested if vesting is based solely upon the length of the employment relationship as opposed to the satisfaction of one or more Performance Goals, and (3) any other Plan Awards outstanding as of the date of such Change in Control that relate to Performance Periods that have not been completed as of the date of the Change in Control, and that are not then vested, shall be treated as vested and earned pro rata, as if the Performance Goals for the Target Award associated with a Performance Cash Right or a Performance Stock Right or the Performance Goals with respect to Restricted Stock, Restricted Stock Units or Other Stock Based Awards are attained as of the effective date of the Change in Control, by taking the product of (A) the Target Award (in the case of a Performance Cash Right or a Performance Stock Right) or the number of shares of Restricted Stock, Restricted Stock Units or Other Stock Based Awards granted to the Participant, and (B) a fraction, the numerator of which is the number of full or partial months that have elapsed from the beginning of the Performance Period to the date of the Change in Control and the denominator of which is the total number of months in the original Performance Period; provided, however, that any such Plan Award shall be immediately vested and payable to the Participant to the extent of the foregoing formula, and shall be free of all restrictions and conditions that would otherwise apply to such Plan Award. The foregoing provisions are subject to the terms of any employment contract governing the employment of a Participant to the extent that such contract provides greater rights to the Participant in the event of a Change in Control. Notwithstanding the foregoing provisions of Section 14(b), unless determined otherwise by the Committee, Section 14(b) shall be applied in a manner that will enable a Plan Award that is intended to be exempt from Code Section 409A to continue to be so exempt, or to enable a Plan Award that is intended to comply with Code Section 409A to continue to so comply.
(c) Maximum Payment Limitation. If any portion of the payments or benefits described in this Plan or under any other agreement with or plan of the Company (in the aggregate, “Total Payments”), would constitute an “excess parachute payment”, then the Total Payments to be made to the Participant shall be reduced such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be one dollar ($1) less than the maximum amount which the Participant may receive without becoming subject to the tax imposed by Section 4999 of the Code or which the Company may pay without loss of deduction under Section 280G(a) of the Code; provided that this Section shall not apply in the case of a Participant who has in effect a valid employment contract providing that the Total Payments to the Participant shall be determined without regard to the maximum amount allowable under Section 280G of the Code. The terms “excess parachute payment” and “parachute payment” shall have the meanings assigned to them in Section 280G of the Code, and such “parachute payments” shall be valued as provided therein. Present value shall be calculated in accordance with Section 280G(d)(4) of the Code. Within forty (40) days following delivery of notice by the Company to the Participant of its belief that there is a payment or benefit due the Participant which will result in an excess parachute payment as defined in Section 280G of the Code, the Participant and the Company, at the Company’s expense, shall obtain the opinion (which need not be unqualified) of nationally recognized tax counsel selected by the Company’s independent auditors and acceptable to the Participant in his sole discretion (which may be regular outside counsel to the Company), which opinion sets forth (A) the amount of the Base Period Income, (B) the amount and present value of Total Payments and (C) the amount and present value of any excess parachute payments determined without regard to the limitations of this Section. As used in this Section, the term “Base Period Income” means an amount equal to the Participant’s “annualized includible compensation for the base period” as defined in Section 280G(d)(1) of the Code. For purposes of such opinion, the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company’s independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code, which determination shall be evidenced in a certificate of such auditors addressed to the Company and the Participant. Such opinion shall be addressed to the Company and the Participant and shall be binding upon the Company and the Participant. If such opinion determines that there would be an excess parachute payment, the payments hereunder that are includible in Total Payments or any other payment or benefit determined by such counsel to be includible in Total Payments shall be reduced or eliminated as specified by the Participant in writing delivered to the Company within thirty days of his receipt of such opinion or, if the Participant fails to so notify the Company, then as the Company shall reasonably determine, so that under the bases of calculations set forth in such opinion there will be no excess parachute payment. If such legal counsel so requests in connection with the opinion required by this Section, the Participant and the Company shall obtain, at the Company’s expense, and the legal counsel may rely on in providing the opinion, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Participant. If the provisions of Sections 280G and 4999 of the Code (or any successor provisions) are repealed without succession, then this Section shall be of no further force or effect.

Section 15. RIGHTS AS A STOCKHOLDER
Except with respect to shares of Restricted Stock, a Participant shall not have any rights as a stockholder with respect to any share covered by any Plan Award until such Participant shall have become the holder of record of such share.
Section 16. TERM, AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN AND AGREEMENTS
(a) Term. Unless terminated earlier pursuant to subsection (b), the Plan shall terminate on May 11, 2014.
(b) Amendment, Modification and Termination of Plan. The Board may, from time to time, amend or modify the Plan or any outstanding Plan Award, including without limitation, to authorize the Committee to make Plan Awards payable in other securities or other forms of property of a kind to be determined by the Committee, and such other amendments as may be necessary or desirable to implement such Plan Awards, or may terminate the Plan or any provision thereof; provided, however, that no such action of the Board, without approval of the stockholders, may (1) increase the total number of shares of Stock with respect to which Plan Awards may be granted under the Plan or the individual limits specified in Section 4(a), (2) increase the total amount that may be paid to an individual with respect to a Performance Cash Award, as specified in Section 3(b), (3) extend the term of the Plan as set forth in paragraph (a) of this Section 16, (4) permit any person while a member of the Committee or any other committee of the Board administering the Plan to be eligible to receive or hold a Plan Award, or (5) permit the Company to decrease the grant price of any outstanding Option or Stock Appreciation Right.
(c) Limitation and Survival. No amendment to or termination of the Plan or any provision hereof, and no amendment or cancellation of any outstanding Plan Award, by the Board or the stockholders of the Company, shall, without the written consent of the affected Participant, adversely affect any outstanding Plan Award. The Committee’s authority to act with respect to any outstanding Plan Award shall survive termination of the Plan.
(d) Amendments for Changes in Law. Notwithstanding the foregoing provisions, the Board shall have the authority to amend outstanding Plan Awards and the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Plan Awards that qualify for beneficial treatment under such rules, without stockholder approval. Further, the provisions of Code Section 409A are incorporated into the Plan by reference to the extent necessary for any Plan Award that is subject to Code Section 409A to comply with such requirements, and except as otherwise determined by the Committee, the Plan shall be administered in accordance with Section 409A as if the requirements of Code Section 409A were set forth herein.
Section 17. INDEMNIFICATION AND EXCULPATION
(a) Indemnification. Each person who is or shall have been a member of the Board, the Committee, or of any other committee of the Board administering the Plan or of any committee appointed by the foregoing committees, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be or become a party or in which such person may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company’s written approval) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such person’s lack of good faith; subject, however, to the condition that, upon the institution of any claim, action, suit or proceeding against such person, such person shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify or hold such person harmless.
(b) Exculpation. Each member of the Board, the Committee, or of any other committee of the Board administering the Plan or any committee appointed by the foregoing committees, and each officer and employee of the Company, shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any appropriate person or persons other than such person. In no event shall any person who is or shall have been a member of the Board, the Committee, or of any other committee of the Board administering the Plan or of any committee appointed by the foregoing committees, or an officer or employee of the Company, be held liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

Section 18. EXPENSES OF PLAN
The entire expense of offering and administering the Plan shall be borne by the Company and its participating Subsidiaries; provided, that the costs and expenses associated with the redemption or exercise of any Plan Award, including but not limited to commissions charged by any agent of the Company, may be charged to the Participants.
Section 19. FINALITY OF DETERMINATIONS
Each determination, interpretation, or other action made or taken pursuant to the provisions of the Plan by the Board, the Committee or any committee of the Board administering the Plan or any committee appointed by the foregoing committees, shall be final and shall be binding and conclusive for all purposes and upon all persons, including, but without limitation thereto, the Company, the stockholders, the Committee and each of the members thereof, and the directors, officers, and employees of the Company and its Subsidiaries, the Participants, and their respective successors in interest.
Section 20. NO RIGHTS TO CONTINUED EMPLOYMENT OR TO PLAN AWARD
(a) No Right to Employment. Nothing contained in this Plan, or in any booklet or document describing or referring to the Plan, shall be deemed to confer on any Participant the right to continue as an Employee or director of the Company or Subsidiary, whether for the duration of any Performance Period, the duration of any vesting period under a Plan Award, or otherwise, or affect the right of the Company or Subsidiary to terminate the employment of any Participant for any reason.
(b) No Right to Award. No Employee or other person shall have any claim or right to be granted a Plan Award under the Plan. Having received an Award under the Plan shall not give a Participant or any other person any right to receive any other Plan Award under the Plan. A Participant shall have no rights in any Plan Award, except as set forth herein and in the applicable award grant.
Section 21. GOVERNING LAW AND CONSTRUCTION
The Plan and all actions taken hereunder shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of Delaware without regard to the principle of conflict of laws. Titles and headings to Sections are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of the Plan.
Section 22. SECURITIES AND STOCK EXCHANGE REQUIREMENTS
(a) Restrictions on Resale. Notwithstanding any other provision of the Plan, no person who acquires Stock pursuant to the Plan may, during any period of time that such person is an affiliate of the Company (within the meaning of the rules and regulations of the Securities Exchange Commission) sell or otherwise transfer such Stock, unless such offer and sale or transfer is made (1) pursuant to an effective registration statement under the Securities Act of 1933 (“1933 Act”), which is current and includes the Stock to be sold, or (2) pursuant to an appropriate exemption from the registration requirements of the 1933 Act, such as that set forth in Rule 144 promulgated pursuant thereto.
(b) Registration, Listing and Qualification of Shares of Common Stock. Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Stock covered by a Plan Award upon any securities exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Plan Award or the purchase or receipt of Stock in connection therewith, no Stock may be purchased, delivered or received pursuant to such Plan Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any person receiving or purchasing Stock pursuant to a Plan Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Stock under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation, or requirement.